UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)

Registrant's telephone number, including area code: (914) 272-8080

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 30, 2010, a subsidiary of Retail Opportunity Investments Corp. (the "Company") completed the acquisition of a neighborhood shopping center located in Corona, California ("Sycamore Creek") from Shops at Sycamore Creek, LLC, an unaffiliated third party.  The net purchase price for Sycamore Creek was approximately $17.25 million and was funded from available cash.

Set forth in Item 9.01 are financial statements prepared pursuant to Rule 3-14 of Regulation S-X relating to the acquisition of Sycamore Creek, which individually is not considered significant within the meaning of Rule 3-14.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

Sycamore Creek

•	Independent Auditors’ Report

•	Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 (Audited) and Nine Months Ended September 30, 2010 (Unaudited)

•	Notes to Statements of Revenues and Certain Expenses for the Year Ended December 31, 2009 (Audited) and Nine Months Ended September 30, 2010 (Unaudited)

(b)      Pro Forma Financial Information.

•	Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010 (Unaudited)

•	Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009 (Unaudited)

•	Notes to Pro Forma Consolidated Financial Statements (Unaudited)

(c)      Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Auditor
99.1	Financial statements and pro forma financial information referenced above under paragraphs (a) and (b) of this Item 9.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: November 18, 2010	By:	/s/ John B. Roche
John B. Roche Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Auditor
99.1	Financial Statements of Property Acquired and Pro Forma Financial Information.